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                                                                Exhibit 10.28

                         EXECUTIVE EMPLOYMENT AGREEMENT

         This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made this 1st day of October, 1997, by and between Robert Brown ("Employee") and Uno Restaurant Corporation, a Delaware corporation with a principal place of business in West Roxbury, Massachusetts (the "Company").

         WHEREAS, the Company wishes to employ and engage the services of the Employee in an executive capacity for the Company, upon the terms, conditions and provisions of this Agreement; and

         WHEREAS, the Employee desires to provide services to the Company in accordance with the terms, conditions and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Employee hereby agree as follows:

         1. EMPLOYMENT

         The Company agrees to employ the Employee to render services to the Company in an executive capacity. Effective as of the date hereof, Employee hereby accepts such employment subject to the terms and conditions set forth herein. Employee agrees to devote his full attention, best talents and abilities to the job and to perform faithfully his duties and responsibilities hereunder.

         2. TITLE & DUTIES

         Employee shall serve as Senior Vice President - Development of Uno Restaurant Corporation and shall do and perform all duties and services necessary and advisable to assist in the management and conduct of the business of employer, subject always to the policies as set forth by the Board of Directors.

         Employee shall be responsible for the duties and responsibilities described in the attached job description. Employee has reviewed and concurs with his responsibilities and duties.

         Employee shall devote his entire productive time, ability and attention to the business of Employer during the term of this contract. Employee shall not directly or indirectly render any service of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the President/CEO of UNO except that Employee shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not interfere with his time



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or attention to the business of Employer. Such consent will not be unreasonably withheld.

         3. TERM OF EMPLOYMENT

         Employer hereby employs the Employee and Employee hereby agrees to be employed by UNO for a period of ONE year commencing on the 1st day of October, 1997 (the "Anniversary Date"), and terminating on the 30th day of September, 1998. This Agreement may be terminated earlier as hereinafter provided. Otherwise, this Agreement shall automatically renew for additional one-year periods, unless either party notifies the other in writing of its intent not to renew this Agreement at least thirteen (13) weeks prior to its expiration. In the event the Employee gives notice of intent not to renew this Agreement, the Employee shall not be entitled to Salary Protection. In the event the Company gives notice of intent not to renew this Agreement, at the expiration of the Agreement the Employee shall be entitled to Fifty-Two (52) weeks of Salary Protection as defined in 4 (b).

         4. TERMINATION

         (a) TERMINATION FOR CAUSE

         The Company may terminate Employee's employment at any time for cause, upon written notice specifying the reasons. As used herein, the term "cause" shall mean:

         (i) The commission by Employee of any act of embezzlement, fraud, larceny, theft, or other willful misconduct or gross negligence in connection with the performance of Employee's duties which adversely affects the affairs of the Company;

         (ii) Employee's conviction of a felony, or conviction of a misdemeanor involving moral turpitude;

         (iii) A material breach of the terms of this Agreement which continues for fifteen (15) days after the Company has given written notice to the Employee specifying in reasonable detail the material breach.

         (iv)     Employee's breach of his (her) fiduciary duty to the company.

         Upon the occurrence of any of the above, at Employer' sole option, Employee's employment shall immediately cease and terminate and Employer shall be under no obligation to Employee except to pay him for such services as may have been performed up to the date of such termination, including any vacation time that may have accrued and is owing.

         (b) TERMINATION WITHOUT CAUSE



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         Notwithstanding any other provision of the Agreement, the Company may terminate Employee's employment, without cause, at any time, for any reason. In the event of a termination without cause, the Employee shall be entitled to Salary Protection for a period of fifty-two (52) weeks. Salary Protection is defined as base salary, health/dental/life insurance, and company car. Salary Protection shall cease the earlier to occur of (1) commencement of new employment or (2) 52 weeks. Insurance benefits cease at such time that the Employee is eligible to enter another plan. Salary benefits also cease except to the extent that the Employee's new salary is less than the salary previously provided by the company. In the event a shortfall exists, the company will pay the differential during the duration of the Salary Protection period. In addition, if the Employee incurs unreimbursed and documented relocation expenses directly attributed to new employment, the company will reimburse to the extent that the aggregate of all payments do not exceed fifty-two (52) weeks of base salary. In consideration of the aforementioned, employee agrees to a general release of any possible employment - related claims.

         (c) RESIGNATION

         The Employee may at any time during the term of the Agreement resign employment, effective, upon at least (30) days' written notice to the Company. Upon such resignation, the Employee shall not be entitled to any Salary Protection, and, except as otherwise specifically set forth herein, the obligations of the Company to the Employee under this Agreement shall terminate upon the effective date of such resignation. Employee agrees to continue to perform his duties hereunder, and otherwise assist the Company in an orderly transition, during such thirty-day period.

         (d) DISABILITY

         The Company may terminate Employee's employment if, at any time during the term of this Agreement, the Employee shall become disabled so that he is unable to perform the Employee's regular duties of employment, with reasonable accommodation, for a period of ninety (90) days in the aggregate during any 180-day period. The determination of the Employee's disability for purposes of this Section 5(d) shall be made by a qualified physician acceptable to both parties. In the event that the Company and the Employee are unable to agree upon a qualified physician, each party shall select a qualified physician, and in the event those two physicians are unable to agree upon a determination as to the Employee's disability, a third neutral physician ("Neutral Physician") acceptable to the parties shall be selected. The determination of disability by the Neutral Physician shall be final and binding for purposes of this Agreement. In the event this Agreement is terminated pursuant to this Section 5(d), the Employee shall be entitled to fifty-two (52) weeks' Salary Protection. Such Salary Protection shall be offset dollar for dollar by any payments made in the aggregate to the Employee under the Company's existing Salary Continuation and Long-Term Disability Plan(s).

         (e) RELOCATION OF EMPLOYEE

         Should the Company require the Employee's place of work to be relocated outside of the
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Greater Boston area, the Employee may elect to terminate his employment with the
Company, upon thirty (30) days' written notice to the Company, and the Employee shall be entitled upon such termination to fifty-two (52) weeks' Salary Protection.


         (f) DEATH

         This Agreement and all obligations of the Company hereunder shall terminate upon the death of the Employee. In the event of a termination upon the death of the Employee, monies or compensation owed by the Company to the Employee up to the date of termination shall be paid to the Employee's estate or designee.

         (g) CHANGE-OF-CONTROL

         In the event of a change-of-control, the Company's Change of Control Protection agreement shall become active and this agreement shall be automatically voided by both parties.


         5 COMPENSATION & BENEFITS

         (a) BASE SALARY - For services rendered by Employee to the Company, Employee shall be paid an annual base salary of $157,500, payable according to the Company's usual payroll practices. Employee's base salary shall be subject to annual review as determined by the Employer's Chief Executive Officer, but in no event shall the annual salary be lower than the previous year's base salary.

         (b) BONUS - In Employee's capacity as a Senior Vice President, Employee will participate in the Company's Management Incentive Plan. While no payments are guaranteed under this plan, it is understood that Employee will participate in the same plan and under the same conditions and guidelines as all other Senior Vice Presidents.

         (c) COMPANY VEHICLE - Employee will be entitled to the use of a late model Company owned or leased automobile as well as insurance, gasoline, and vehicle maintenance costs related to said vehicle as described in the Company's Vehicle Policy.

         (d) BENEFITS & PERQUISITES - Employee will participate in the standard group of Benefits plans available to all Senior Vice Presidents. These plans currently include Health Insurance, Dental Insurance, Executive Supplemental Health/ Dental Insurance, Life Insurance, Short & Long Term Disability Insurance, Accidental Death & Dismemberment Insurance, 401K Plan, Deferred Compensation Plan, Complimentary and Competitive Dining Privileges, Business Travel Insurance, Paid Vacations, and Paid Holidays. It is understood that new plans may be added and existing plans modified or discontinued.






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         6. CONFIDENTIAL NATURE OF THIS AGREEMENT

         Employee agrees to keep confidential the terms of this Agreement. A violation of this provision shall entitle the Company to terminate this Agreement immediately, for cause, as set forth in Section 5(a)(iii). Notwithstanding the above, the Employee may disclose the terms of this Agreement to his/her immediate family, bankers, accountants, attorneys, and other financial advisers, the Internal Revenue Service, the Massachusetts Department of Revenue, in the event that disclosure is necessary in litigation or arbitration involving this Agreement, or in the event that such disclosures shall be compelled by law.

         7. CONFIDENTIAL AND PROPRIETARY INFORMATION

         (a) The Employee understands and acknowledges that in the course of employment with the Company, Employee will have access to confidential and proprietary information of the Company and its Affiliates which constitute valuable, special and unique assets of the Company and its Affiliates. For purposes of this Agreement, such confidential and proprietary information shall include, without limitation, the following: trade secrets; operating techniques; procedures and methods; product specifications; recipes; customer lists; account information; price list; discount schedules; correspondence with customers, vendors, employees, partners or others; drawings; software; marketing techniques; employee lists; internal financial reports of the Company and its Affiliates; sourcing lists; and recruiting lists (collectively, "confidential Information").

         (b) The Employee agrees that during the term of the Agreement and at any time thereafter, Employee will not, without the prior written authorization of the Company: (i) disclose any Confidential Information to any person or entity for any purpose whatsoever; or (ii) make use of any Confidential Information for Employee's own purpose or for the benefit of any other person or entity, other than the Company and its Affiliates.

         (c) The Employee agrees that upon the request of the Company or upon termination of employment, Employee shall return to the Company all documents or other materials, including electronic or computerized data, containing or relating to Confidential Information, along with all other Company property.

         8. RESTRICTIVE COVENANT

         During the term of this Agreement, and for one (1) year after its termination, for whatever reason, the Employee shall not, directly or indirectly, either as an individual, employee, partner, officer, owner, director, shareholder, advisor or consultant, or in any other capacity whatsoever, on behalf of any person, firm, corporation, partnership or entity:



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         (a) be employed by or retained as a consultant or advisor to a competitive entity. For purposes of this Agreement, "competitive entity" includes the following companies doing business as: Bertucci's, Back Bay, Pizza Hut, Papa Johns, California Pizza Kitchen, Numero Uno, Ground Round and their respective parents, subsidiaries, franchisees, affiliates, successors or assigns. The company reserves the right to make reasonable additions to the above list of competitors with prior written notice to employee. Notwithstanding the above, the direct or indirect ownership of one percent (1%) or less of the stock of a competitive entity whose shares are listed on a national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotation System or so-called Bulletin Board shall not, in and of itself, be deemed to be a violation of this Section 8(a);

         (b) recruit, solicit, hire, or assist any other person or party in recruiting, soliciting, or hiring any employee of the Company or any of its Affiliates or any of their respective franchises.

         9. ENFORCEMENT

         Employee agrees and acknowledges that a violation of Sections 7 or 8 of this Agreement shall entitle the Company to terminate this Agreement immediately, which termination shall be conclusively deemed to be a termination for cause, as set forth in Section 4 (a) hereunder. In the event of a violation of Sections 7 or 8 of this Agreement, any further Severance, salary continuation, Benefits or other future compensation otherwise owed pursuant hereto shall be forfeited, and any Severance already paid or provided to the Employee shall likewise be forfeited and shall be considered a debt due and owing and shall be immediately returned to the Company.

         The Employee acknowledges and agrees that the Company's remedies at law for a breach of Sections 7 or 8 of this Agreement are inadequate and that the harm caused thereby is irreparable. The Employee expressly agrees that in the event of a violation of Sections 7 or 8 of this Agreement, the Company shall be entitled to equitable relief enforcing the terms of this Agreement, including without limitation, specific performance, a temporary restraining order, preliminary injunction or permanent injunction to prevent any breach or attempted breach thereof. The provisions of Sections 7, 8 and 9 shall survive the termination of this Agreement, in addition to any others which may survive pursuant to the terms of this Agreement.

         10. SEVERABILITY

         If any provision of this Agreement including, without limitation, Sections 7, 8 or 9 hereof, is declared or found to be illegal, unenforceable, void, overbroad, or unreasonable in scope, territory, or duration, in whole or in part, then both parties will be relieved of all obligations arising under such provision, but only to the extent it is illegal, unenforceable, void, overbroad, or unreasonable in scope, territory or duration. The intent and agreement of the parties to this Agreement is that this Agreement will be deemed amended by modifying any such illegal, unenforceable, void, overbroad or unreasonable provision to the extent necessary to make it legal and enforceable while preserving its intent, or if such is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives. The



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foregoing notwithstanding, if the remainder of the Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

         11. ARBITRATION

         Any controversy or claim arising out of or relating to the Agreement or Employee's employment with the Company, except for claims of violation by the Employee of Sections 7 and 8 hereof which may be enforced by the Company in a court of competent jurisdiction pursuant to Section 9 hereof, shall be settled exclusively by binding arbitration before a single arbitrator in the City of Boston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The provisions hereof shall be a complete bar and defense to any suit, action or proceeding instituted by the Employee in any federal, state or local court or before any administrative tribunal with respect to any matter which is arbitrable as herein set forth. This Section shall survive the termination or expiration of the Agreement. Nothing herein contained shall be deemed to give any arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any provisions of this Agreement. The arbitrator shall have no authority to award punitive damages or attorney's fees to any party. The decision of the arbitrator shall be final and conclusive. Judgement on an award rendered by the arbitrator may be entered in any court of competent jurisdiction.

         12. GOVERNING LAW

         The terms hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to its conflict of laws rules which may otherwise require the application of the law of another jurisdiction.

         13. SUCCESSORS AND ASSIGNS

         This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective successors, assigns, heirs, legal representatives, executors and administrators.

         14. NOTICES

         (i) All notices to the Employee shall be addressed to Employee at:


or to such other place(s) as may be designated by written notice to the Company.

         (ii) All notices to the Company shall be addressed to the Company at:

              Specify to what position i.e. President, etc.


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                  With copies to:



                  General Counsel
                  Uno Restaurant Corporation
                  100 Charles Park Road
                  West Roxbury, MA 02132

or to such other place(s) as may be designated by written notice to Employee.

         (iii) Notice shall be sufficient if given by hand or by certified mail, postage prepaid, return receipt requested, addressed to the party at its address described above. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes.

         15. HEADINGS

         The captions and headings in this Agreement are for convenience and reference only, and they shall in no way be held or deemed to define, modify or add to the meaning, scope or intent of any provision of this Agreement.

         16. ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, written or oral on the subject matter hereof including, but not limited to, offer letters, employment letters, and agreements concerning severance pay or stock options.

         17. AMENDMENTS

         This Agreement may be modified only by written agreement signed by both the Employee and the Company.

         18. WAIVER

         The failure of any party at any time to require the performance of any provision(s) hereof shall in no manner affect the right(s) of such party at a later time to require the performance of said provision(s), and shall not be deemed a waiver of any obligations hereunder.








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         IN WITNESS WHEREOF, the parties to the Agreement have executed this
Agreement under seal, as of the date first above written.

Uno Restaurant Corporation

By:/s/ Craig S. Miller                     Date: 11/14/97
   ----------------------------------            -------------------------------
  Craig S. Miller, President & CEO

Witness: /s/ Rita McCormick                Date: 11/14/97
         ----------------------------            -------------------------------

EMPLOYEE

/s/ Robert M. Brown                        Date: 11/3/97
-------------------------------------            -------------------------------

Witness: /s/ Rita McCormick                Date: 11/3/97
         ----------------------------            -------------------------------


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Pursuant to the Executive Employment Agreement dated October 1, 1997 between
Robert M. Brown and Uno Restaurant Corporation, Section 8(a), RESTRICTIVE COVENANT, is hereby amended to include RARE Hospitality Intl. Inc. This change is effective November 23, 1998.


Uno Restaurant Corporation



By:/s/ Craig S. Miller                  Dated: 12/8/98
   ----------------------------------          -------------------------------
   Craig S. Miller, President & CEO


EMPLOYEE



/s/ Robert M. Brown                     Dated: 12/8/98
------------------------------------           -------------------------------


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